FIRST AMENDMENT TO
ASSET MANAGEMENT AGREEMENT

THIS FIRST AMENDMENT (the “Amendment”) effective as of November 3, 2008, to the Asset Management Agreement dated as of July 3, 2007 (the “Agreement”), by and between AII Insurance Management Limited (“AIM”), a Bermuda corporation, and Maiden Insurance Company, Ltd. (“MIC”), a Bermuda joint stock company, Maiden Holdings, Ltd. (“MHL”), a Bermuda joint stock company and Maiden Holdings North America, Ltd. (“MHNA”), a Delaware corporation (MIC, MHL and MHNA are hereinafter referred to collectively as the “Company”), is made by and between AIM and the Company.

WITNESSETH

WHEREAS, MHL and MHNA are, respectively, the parent and an affiliate of MIC;

WHEREAS, MHL and MHNA wish to retain AIM to provide investment management services upon the terms and conditions set forth in the Agreement and AIM wishes to provide said services;

WHEREAS, AIM and the Company wish to amend certain provisions of the Agreement in the manner set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises andmutual covenants contained herein, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS AND USAGE

1.1	Definitions. Capitalized terms used but not defined herein shall have the meaning set forth in the Agreement.

1.2	Headings. The headings contained in this Amendment are for reference purposes only and shall not affect the meaning or interpretation of this Amendment.

ARTICLE II
AMENDMENTS

2.1	Maiden Holdings, Ltd. and Maiden Holdings North America, Ltd. are added as parties and included within the definition of Company.

2.2	Appendix A is hereby replaced with Appendix A-1, effective as of November 3, 2008.

2.3	Section 6(a) is hereby amended and restated in its entirely as follows:

Subject to Section 6(d) below, within 30 days of the end of each calendar quarter, Company shall pay to AIM an asset management fee as follows:  (i) if the average value of the Account for the preceding calendar quarter is $1 billion or less, an amount equal to 0.05% of the average value of the Account for the preceding calendar quarter; or (ii) if the average value of the Account for the preceding calendar quarter is greater than $1 billion, an amount equal to.0375% of the average value of the Account for the preceding calendar quarter.

ARTICLE III
MISCELLANEOUS

3.1	Confirmation of the Agreement.Except as amended by this Amendment, the Agreement remains in full force and effect, without further modification or amendment.

3.2	Counterparts. This Amendment may be executed in one or more counterparts and such counterparts together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

Maiden Insurance Company Ltd.

By:	/s/ Michael Tait

Name:Michael Tait

Title:Chief Financial Officer

Maiden Holdings, Ltd.

By:	/s/ Michael Tait

Name:Michael Tait

Title: Chief Financial Officer

Maiden Holdings North America, Ltd.

By:	/s/ John Marshaleck

Name:John Marshaleck

Title:President

AII Insurance Management Limited

By:	/s/ Michael Bott

Name:Michael Bott

Title:President